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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants

The Board of Directors
Wireless Facilities, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

San Diego, California
October 15, 2001